                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12.

                       HUTCHINSON TECHNOLOGY INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       HUTCHINSON TECHNOLOGY INCORPORATED

40 West Highland Park
Hutchinson, Minnesota 55350
320/587-3797

                                                               December 20, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Minneapolis Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota, commencing at 10:00 a.m., Minneapolis time, on Wednesday, January 31, 2001.

     The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope, or vote the enclosed Proxy by telephone or via Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

                                          Sincerely,

                                          /s/ Wayne M. Fortun

                                          Wayne M. Fortun
                                          Chief Executive Officer

                       HUTCHINSON TECHNOLOGY INCORPORATED

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 31, 2001

                         ------------------------------

     The Annual Meeting of Shareholders of Hutchinson Technology Incorporated will be held at the Minneapolis Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota, commencing at 10:00 a.m., Minneapolis time, on Wednesday, January 31, 2001 for the following purposes:

1. To elect a Board of Directors of eight directors, to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 30, 2001.

3. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed December 14, 2000 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED, OR VOTE THE ENCLOSED PROXY BY TELEPHONE OR VIA INTERNET IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY OR VOTING YOUR PROXY BY TELEPHONE OR INTERNET WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                          /s/ John A. Ingleman

                                          John A. Ingleman
                                          Secretary
Hutchinson, Minnesota
December 20, 2000

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                              GENERAL INFORMATION

     The enclosed Proxy is being solicited by the Board of Directors of Hutchinson Technology Incorporated (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, January 31, 2001 at the Minneapolis Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota at 10:00 a.m. and at any adjournments thereof. Only shareholders of record at the close of business on December 14, 2000 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed and duly returned to an officer of the Company, or voted by telephone or via Internet in accordance with the voting instructions set forth on the enclosed proxy card, and not revoked will be voted in the manner specified. A shareholder executing a Proxy retains the right to revoke it at any time before it is exercised by notice in writing to an officer of the Company of termination of the Proxy's authority or a properly signed and duly returned Proxy bearing a later date.

     The address of the principal executive office of the Company is 40 West Highland Park, Hutchinson, Minnesota 55350 and the telephone number is (320) 587-3797. The mailing of this Proxy Statement and the Board of Directors' form of Proxy to shareholders will commence on or about December 20, 2000.

     Shareholder proposals intended to be presented at the Annual Meeting of Shareholders in the year 2002 that are requested to be included in the Proxy Statement for that meeting must be received by the Company at its principal executive office no later than August 20, 2001. Any other shareholder proposals intended to be presented at the Annual Meeting of Shareholders in the year 2002 must be received by the Company at its principal executive office no later than November 1, 2001.

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company present and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on a certain proposal shall not be considered present and entitled to vote on such proposal.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of December 1, 2000, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, each director, each executive officer named in the Summary Compensation Table on page 10, and all executive officers and directors as a group. At December 1, 2000, there were 24,850,215 shares of Common Stock, par value $.01 per share, issued and outstanding, each of which is entitled to one vote.

           NAME OF BENEFICIAL OWNER                 AMOUNT AND NATURE OF           PERCENTAGE OF
             OR IDENTITY OF GROUP                  BENEFICIAL OWNERSHIP(1)       OUTSTANDING SHARES
           ------------------------                -----------------------       ------------------
First Pacific Advisors, Inc.                             2,043,000(2)                   8.22
     Los Angeles, California 90064
Integral Capital Partners IV, L.P.,                      1,732,500(3)                   6.97
  Integral Capital Partners IV MS Side Fund,
     L.P.,
  Integral Capital Partners V, L.P., and
  Integral Capital Partners V Side Fund, L.P.
     Menlo Park, California 94025
Jeffrey W. Green                                           899,209(4)                   3.57
Wayne M. Fortun                                            856,191(5)                   3.36
W. Thomas Brunberg                                           5,500(6)                    *
Archibald Cox, Jr.                                          33,000(7)                    *
Russell Huffer                                               3,000(8)                    *
Steven E. Landsburg                                          5,000(9)                    *
William T. Monahan                                          4,000(10)                    *
Richard B. Solum                                            7,000(11)                    *
Beatrice A. Graczyk                                       136,559(12)                    *
John A. Ingleman                                          190,362(13)                    *
Richard J. Penn                                           134,710(14)                    *
R. Scott Schaefer                                         120,030(15)                    *
Executive officers and directors as a group (14         2,633,632(16)                   9.96
  persons)

------------------------------
  *  Less than 1%.

 (1) Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares. Excludes fractional shares held by any listed beneficial owner.

 (2) The number of shares indicated is based on information reported to the Securities and Exchange Commission (the "SEC") in a Schedule 13G filed by First Pacific Advisors, Inc. on February 8, 2000, and reflects aggregate beneficial ownership as of February 8, 2000.

 (3) The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed jointly by Integral Capital Partners IV, L.P., Integral Capital Partners IV MS Side Fund, L.P., Integral Capital Partners V, L.P., and Integral Capital Partners V Side Fund, L.P., and by the general partner of each such limited partnership, on October 6, 2000, and reflects aggregate beneficial ownership as of October 3, 2000. Each limited partnership shares voting and investment power with its general partner over shares the partnership holds directly.

 (4) Of these shares, 660 are held by Mr. Green in joint tenancy with his wife and 133,800 are held in an IRA for Mr. Green. Includes 351,300 shares covered by currently exercisable options granted to Mr. Green.

 (5) Of these shares, 167,038 are held by Mr. Fortun in joint tenancy with his wife. Includes 644,170 shares covered by currently exercisable options granted to Mr. Fortun.

 (6) Of these shares, 1,150 are held in trusts, 1,050 are held in an IRA for Mr. Brunberg and 300 are held in an IRA for Mr. Brunberg's wife. Includes 3,000 shares covered by currently exercisable options granted to Mr. Brunberg.

 (7) Includes 3,000 shares covered by currently exercisable options granted to Mr. Cox.

 (8) Includes 3,000 shares covered by currently exercisable options granted to Mr. Huffer.

 (9) Includes 3,000 shares covered by currently exercisable options granted to Mr. Landsburg.

(10) Includes 3,000 shares covered by options granted to Mr. Monahan which are exercisable within 60 days hereof.

(11) Of these shares, 4,000 are held in an IRA for Mr. Solum. Includes 3,000 shares covered by currently exercisable options granted to Mr. Solum.

(12) Of these shares, 54,150 are held by Ms. Graczyk in joint tenancy with her husband. Includes 82,340 shares covered by currently exercisable options granted to Ms. Graczyk.

(13) Of these shares, 71,700 are held by Mr. Ingleman in joint tenancy with his wife. Includes 117,330 shares covered by currently exercisable options granted to Mr. Ingleman.

(14) All of these shares are covered by currently exercisable options granted to Mr. Penn.

(15) Includes 76,710 shares covered by currently exercisable options granted to Mr. Schaefer.

(16) Includes 1,583,760 shares covered by currently exercisable options and 3,000 shares covered by options which are exercisable within 60 days hereof, granted to executive officers and directors of the Company.

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than three nor more than nine directors, which number shall be determined by the shareholders at their annual meeting. Each director shall be elected at the Annual Meeting of Shareholders for a term of one year or until a successor is elected and has qualified. The Board of Directors has recommended that the number of directors to be elected for the ensuing year be set at eight and has nominated the eight persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board of Directors.

     All of the nominees named below are current directors of the Company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

     The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors is required for election to the Board of Directors of each of the eight nominees named below.

     The following table sets forth certain information as to each nominee for the office of director:

           NAME          AGE                     POSITION
    -------------------  ---   ---------------------------------------------
    Jeffrey W. Green     60    Chairman of the Board and Director
    Wayne M. Fortun      51    President and Chief Executive Officer and
                                 Director
    W. Thomas Brunberg   60    Director
    Archibald Cox, Jr.   60    Director
    Russell Huffer       51    Director
    Steven E. Landsburg  46    Director
    William T. Monahan   53    Director
    Richard B. Solum     56    Director

     Mr. Green is a co-founder of the Company and has served as a director since the Company's formation in 1965. Mr. Green has been Chairman of the Board since January 1983, and served as the Company's Chief Executive Officer from January 1983 to May 1996. Mr. Green is also a director of Applied Biometrics, Inc.

     Mr. Fortun was elected President and Chief Operating Officer in 1983, Chief Executive Officer in May 1996, and is now President and Chief Executive Officer. He has served as a director of the Company since 1983. Mr. Fortun is also a director of G&K Services, Inc. Mr. Fortun has been with the Company since 1975.

     Mr. Brunberg became a director of the Company in 1975. He is a certified public accountant and has been President, Chief Executive Officer and a managing shareholder in the Minneapolis accounting firm of Brunberg Thoresen Diaby & Associates, Ltd. since March 1991.

     Mr. Cox became a director of the Company in 1996. Since February 1999, Mr. Cox has been President and Chief Executive Officer, and was Vice Chairman and President from October 1995 until February 1999, of Magnequench, Inc., a manufacturer of magnetic material. He has been Chairman of Sextant Group, Inc., a financial advisory firm, since August 1993.

     Mr. Huffer became a director of the Company in 1999. Since June 1999, Mr. Huffer has been Chairman of Apogee Enterprises, Inc. ("Apogee"), a manufacturer of glass products, services and systems. He has been President, Chief Executive Officer and a director of Apogee since January 1998, and has served in various senior management positions with Apogee or its subsidiaries since 1986.

     Mr. Landsburg became a director of the Company in 1997. He has been an Associate Professor of Economics at the University of Rochester since September 1991.

     Mr. Monahan became a director of the Company in 2000. He has been Chairman of the Board, President, Chief Executive Officer and a director of Imation Corp., a developer, manufacturer and marketer of data storage and imaging products and services, since March 1996. Mr. Monahan served as Group Vice President of the Electro and Communications Systems Group of Minnesota Mining and Manufacturing Company (3M) from June 1993 to March 1996.

     Mr. Solum became a director of the Company in 1999. Mr. Solum has been a partner in the law firm of Dorsey & Whitney LLP since July 1, 1998. He was a judge of the Hennepin County District Court from January 1992 through June 1998. Mr. Solum previously served as a director of the Company from 1977 until January 1992.

     None of the above nominees is related to each other or to any executive officer of the Company.

     The Company has an audit committee composed of W. Thomas Brunberg, Russell Huffer and Richard B. Solum. All members of the audit committee are "independent", as that term is defined in the applicable listing standards of the National Association of Securities Dealers. The audit committee held four meetings in fiscal year 2000. The audit committee's function is one of oversight and, in that regard, the committee meets with the Company's management and internal auditor, and the Company's independent public accountants, to review and discuss the Company's financial reporting and the Company's controls respecting accounting and risk of material loss. The responsibilities of the audit committee are set forth in the Audit Committee Charter, adopted by the Company's Board of Directors on May 10, 2000, a copy of which is included as Appendix A to this Proxy Statement.

     The Company has a compensation committee composed of Archibald Cox, Jr., Steven E. Landsburg and William T. Monahan. The compensation committee held six meetings in fiscal year 2000. The committee grants or makes recommendations to the Board of Directors concerning employee stock options, bonuses and other compensation. The Company does not have a nominating committee.

     The Board of Directors held six meetings during fiscal year 2000. Each non-employee director of the Company receives an annual fee of $20,000 and a fee of $1,000 for each Board meeting attended in person, $600 for each Board meeting attended by conference call, and $600 for each Board committee meeting attended by the director. Mr. Monahan, who was elected to the Board of Directors in January 2000, was absent for the July 2000 meetings of the Board of Directors and the compensation committee.

     All persons serving as non-employee directors of the Company are entitled to receive retirement benefits under the Company's Directors' Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, following cessation of service as a director of the Company (i) after at least five years of service on the Board of Directors, (ii) upon reaching age 65, or (iii) regardless of the length of service on the Board of Directors, as a result of such non-employee director's death or permanent disability while a director, a non-employee director (or his or her beneficiary) will receive a cash retirement benefit equal on an annual basis to the amount of the annual retainer fee (exclusive of meeting fees) in effect at the time such individual ceases to serve on the Board of Directors. The benefit is payable no less frequently than annually for a period equal to one-half of the period such non-employee director served on the Board of Directors up to a maximum payment period of five years. Payments otherwise due in installments may become payable in a lump sum upon the occurrence of certain change of control events specified in the Retirement Plan.

     Upon his election to the Board of Directors on January 26, 2000, William T. Monahan received a stock option pursuant to the Hutchinson Technology Incorporated 1996 Incentive Plan (the "1996 Incentive Plan") to purchase 3,000 shares of Common Stock of the Company at an exercise price of $17.0156, which was equal to the fair market value per share of the Common Stock at the time of the grant. The options granted to non-employee directors generally are not exercisable for one year after the date of grant.

                             AUDIT COMMITTEE REPORT

     The role of the audit committee of the Company's Board of Directors (the "Audit Committee"), which is composed of three independent non-employee directors, is one of oversight of the Company's management and the Company's outside auditors in regard to the Company's financial reporting and the Company's controls respecting accounting and risk of material loss. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent auditors.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended September 24, 2000 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the Company's independent accountant the independent accountant's independence.

     Based on the review and discussions with management and the Company's independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 2000 for filing with the Securities and Exchange Commission.

                                          Audit Committee:

                                          W. Thomas Brunberg, Chairman
                                          Russell Huffer
                                          Richard B. Solum

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation committee of the Company's Board of Directors (the "Compensation Committee"), which is composed of three independent non-employee directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option program. The Compensation Committee's intent is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in shareholder value. The Company's executive compensation package consists of three main components: (i) base salary; (ii) annual cash bonuses; and (iii) stock options. Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. The Section 162(m) limit does not apply to "performance-based compensation", and the stock options granted to executives in fiscal year 2000 pursuant to the Company's 1996 Incentive Plan have been structured to qualify as performance-based compensation for these purposes. The Company believes, however, that cash bonuses payable under the Company's Year 2000 Bonus Program would not qualify as performance-based compensation for
Section 162(m) purposes, and that the excess of bonus amounts above $1 million paid to any of the covered executive officers would not be deductible by the Company under current federal income tax laws.

BASE SALARY

     The base salary of each executive officer of the Company other than the Company's Chairman of the Board of Directors (the "Chairman"), but including the Company's Chief Executive Officer (the "CEO"), is determined annually by the Compensation Committee after considering the compensation levels of personnel with similar responsibilities at other companies in high technology industries and in manufacturing generally and, to a lesser extent, the Company's financial performance during the prior fiscal year. With respect to the Chairman, base salary is determined annually by the Compensation Committee after considering the Chairman's expected job responsibilities during the fiscal year and the time required to meet such duties. In the case of executive officers other than the Chairman, the individual performance of each executive officer is also given significant weight. Salary decisions concerning executive officers are made by the Compensation Committee at the beginning of each fiscal year of the Company in a review process which includes recommendations of the CEO and the Chairman for all executive officers other than themselves.

     To maintain a competitive level of executive compensation and retain superior personnel, the Compensation Committee annually evaluates the salary for each executive officer's position (other than the Chairman) based on two surveys on executive compensation for manufacturers in high technology industry and for manufacturers generally (the "Surveys"). Using the Surveys, the base salary of the CEO was targeted in fiscal year 2000 by the Compensation Committee to be at the median of the salary range for chief executive officers. With respect to all other executive officers, base salaries are targeted initially to be in line with the industry median for similar positions, as presented in the Surveys, with variations above or below the median based on individual performance, experience and job responsibility. All four peer companies constituting the Peer Composite Index presented in the performance graph on page 14 of this Proxy Statement are included in one of the Surveys.

     With respect to the Chairman, the Compensation Committee assessed the expected job responsibilities of the Chairman in fiscal year 2000 and the time required to meet such duties, and arrived at a base salary for such fiscal year based on this assessment.

     With respect to all executive officers other than the Chairman, but including the CEO, the Company's financial performance during the prior fiscal year also is considered in the Compensation Committee's annual review of base salaries. Current measures of financial performance are operating income, net income and return on assets, each of which is of substantially equivalent importance in determining compensation.

     With respect to all executive officers other than the Chairman, but including the CEO, the individual performance and achievements of each executive officer in the prior fiscal year also are given significant weight in the Compensation Committee's annual review of base salaries. Individual performance is assessed by an annual written performance appraisal that evaluates each officer's performance in areas such as leadership, vision setting, motivation and development of employees, global economic marketing and business know-how. The CEO's performance appraisal is prepared by the chairman of the Compensation Committee following discussion among all Compensation Committee members of performance appraisals of the CEO written by members of the Board of Directors and by each executive officer or manager that reports directly to the CEO. With respect to all other executive officers, performance appraisals are prepared by the CEO following interviews by the CEO with each officer's peers and subordinates and discussion with the Chairman. In addition, the CEO assesses each officer's individual performance by reviewing each officer's quarterly achievement of specific "results objectives" developed by turning corporate financial and strategic goals into specific personal objectives to be accomplished each fiscal quarter by each officer.

ANNUAL INCENTIVE COMPENSATION

     The Company's Year 2000 Bonus Program, in effect during fiscal year 2000 (the "Bonus Program"), was designed (i) to provide incentives to the executive officers of the Company to produce a superior return to the Company's shareholders by linking incentive compensation directly to the attainment of quarterly earnings per share goals for the Company, and (ii) to encourage such executive officers to remain in the employ of the Company. Executive officers of the Company were eligible to participate in the Bonus Program, which was administered by the Compensation Committee. All of the eight eligible executive officers of the Company, including the CEO, were selected by the Compensation Committee to participate in the Bonus Program at the start of fiscal year 2000.

     The Bonus Program provided that participants in the Bonus Program would receive an award of bonus compensation based on the achievement of quarterly earnings per share goals in fiscal year 2000. The earnings goals were used as a means of assessing the Company's overall corporate financial performance, and were recommended by the CEO to the Compensation Committee at the start of fiscal year 2000. Early in each fiscal quarter, the Compensation Committee reviewed the quarterly goal to determine if previously unforeseen positive or negative changes in industry forecasts required that the quarterly goal be modified. Bonuses for executive officers, including the CEO, would be paid under the Bonus Program only if the Company achieved a minimum threshold of positive earnings per share in fiscal year 2000. Any bonus under the Bonus Program would be payable in cash early in fiscal year 2001.

     If the minimum threshold of positive earnings per share in fiscal year 2000 was achieved, bonuses for executive officers, including the CEO, would be determined by the Compensation Committee based on a bonus percentage (the "Bonus Percentage") of base salary that was assigned to each participating executive officer by the Compensation Committee at the start of fiscal year 2000. With respect to the CEO, the Bonus Percentage was set by the Compensation Committee after reviewing incentive compensation information for individuals in a similar position, as presented in the Surveys. With respect to the Chairman, the Bonus Percentage was set by the Compensation Committee after assessing the expected job responsibilities of the Chairman in fiscal year 2000. The Bonus Percentage for executive officers other than the CEO and the Chairman was set by the Compensation Committee after comparing each such officer's job responsibilities to those of comparable jobs, and the bonus percentage associated with such comparable jobs, as presented in the Surveys.

     The bonus amount actually paid to each executive officer, including the CEO, would be based on the attainment of earnings per share (over the threshold level) in comparison to the quarterly goals established by the Compensation Committee. If the threshold level of positive earnings per share was attained, the total bonus paid to each executive officer would be calculated by multiplying (i) the simple average of each fiscal quarter's earnings per share goal attainment, (ii) the applicable Bonus Percentage for such executive officer, and (iii) the base salary for such executive officer. The maximum percentage of base salary that would be paid under the Bonus Program to each executive officer, including the CEO, was twice the Bonus Percentage assigned to each officer.

     The Bonus Program permitted the Compensation Committee, in its sole discretion, to adjust an award payable to any participant for any reason. To that end, the CEO would review the individual performance of each executive officer, other than himself and the Chairman, for fiscal year 2000, based on the written performance appraisals and "results objectives" described above, and summarize such reviews for the Compensation Committee. Based on such reviews of individual performance, the Compensation Committee could determine to change an award that would otherwise be payable under the Bonus Program.

     The Company's fiscal year 2000 overall corporate financial performance did not meet the minimum threshold under the Bonus Program of positive earnings per share for the Company. As a result, neither the CEO nor any other executive officer received any cash bonus for fiscal year 2000 under the Bonus Program. The Compensation Committee determined, however, to pay two executive officers cash bonuses of $25,000 each, in recognition of extraordinary individual performance during fiscal year 2000.

STOCK OPTIONS

     The Company's stock option program is intended to provide a long-term incentive for executive officers and other key employees. The purpose of the program is to promote the interests of the Company and its shareholders by providing all employees with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the Company believes the program will aid in attracting and retaining personnel of outstanding ability by providing such personnel with an opportunity to acquire a proprietary interest in the Company.

     The Compensation Committee administers the Company's 1988 Stock Option Plan, under which options to purchase Common Stock of the Company were granted by the Compensation Committee to key employees, including all executive officers. All shares of Common Stock available for option grants under the 1988 Stock Option Plan were used in option grants made by the Compensation Committee between 1988 and 1997. The Company's 1996 Incentive Plan is administered by the Compensation Committee and authorizes the Compensation Committee to grant options to purchase Common Stock of the Company to any full-time employee, including all executive officers, and to other individuals who are not employees but who provide services as advisors or consultants. Generally, options are granted annually to purchase shares of Common Stock over a ten-year period at the fair market value per share at the time the options are granted. Options granted during fiscal year 2000 generally are not exercisable for one year after the date of grant.

     The number of options to be awarded to the CEO and the Chairman is determined by the Compensation Committee on the basis of its view of each such officer's long-term individual performance and the overall strategic contribution of each such individual to corporate performance. Option grants to the CEO and the Chairman are made on the same terms as all other options granted by the Compensation Committee to other employees of the Company. In determining the number of options to be granted, the Compensation

Committee takes into account the number of options then held by the CEO and the Chairman and the number of options granted as a percentage of all outstanding shares.

     The number of options to be awarded to each executive officer, other than the CEO and the Chairman, is proposed by the CEO after comparing each such officer's job responsibilities to those of comparable jobs, and the dollar value of option grants associated with such comparable jobs as presented in the Surveys, taking into account individual promotions during the fiscal year. The Compensation Committee reviews the recommendations of the CEO and approves the final list of such option recipients and the amounts of the awards.

                                          Compensation Committee:

                                          Archibald Cox, Jr., Chairman
                                          Steven E. Landsburg
                                          William T. Monahan

                           SUMMARY COMPENSATION TABLE

     The following table shows, for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), information concerning compensation earned for services in all capacities during the fiscal year ended September 24, 2000, as well as compensation earned by each such person for the two previous fiscal years:

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                   ANNUAL COMPENSATION        SECURITIES
                                                --------------------------    UNDERLYING         ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR   SALARY ($)   BONUS ($) (1)   OPTIONS (#)    COMPENSATION ($) (2)
---------------------------------------  ----   ----------   -------------   ------------   --------------------
Wayne M. Fortun                          2000    559,147        --              60,000             10,200
President and Chief                      1999    495,684        --              30,000              9,600
Executive Officer(3)                     1998    477,459        --              40,000              9,600

Richard J. Penn                          2000    232,445        --              25,000             10,200
Vice President of                        1999    221,551        --              11,390              9,738
Sales and Marketing                      1998    204,290        --              16,570             10,984

John A. Ingleman                         2000    228,845        --              25,000             10,200
Vice President, Chief                    1999    223,283        --              11,390              9,600
Financial Officer and                    1998    211,546        --              17,730             10,200
Secretary

Beatrice A. Graczyk                      2000    226,248      25,000            25,000             10,200
Vice President and                       1999    218,956        --              11,390             10,430
Chief Operating Officer(4)               1998    186,199        --              15,350             10,616

R. Scott Schaefer                        2000    225,439      25,000            25,000             10,200
Vice President and                       1999    217,406        --              11,140              9,738
Chief Technical Officer                  1998    200,850        --              16,570             10,708

------------------------------
(1) Amounts represent bonuses paid for extraordinary individual performance during fiscal year 2000.

(2) Amounts represent Company matching cash contributions under the Company's 401-K Plan.

(3) Mr. Fortun was Chief Operating Officer of the Company until March 24, 1999.

(4) Ms. Graczyk became Chief Operating Officer of the Company on March 24, 1999.

                                 OPTION TABLES

     The following tables summarize stock option grants to and exercises by the Named Executive Officers during the fiscal year ended September 24, 2000, and certain other information relative to such options:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                             VALUE AT ASSUMED
-----------------------------------------------------------------------------------------------    ANNUAL RATES OF STOCK
                         SECURITIES           PERCENT OF                                          PRICE APPRECIATION FOR
                         UNDERLYING         TOTAL OPTIONS       EXERCISE OR                         OPTION TERM ($) (3)
                           OPTIONS       GRANTED TO EMPLOYEES   BASE PRICE                        -----------------------
        NAME           GRANTED (#) (1)      IN FISCAL YEAR      ($/SHR) (2)    EXPIRATION DATE       5%           10%
---------------------  ---------------   --------------------   -----------   -----------------   ---------   -----------
Wayne M. Fortun            60,000                7.70              18.75      November 17, 2009    707,400     1,792,800
Richard J. Penn            25,000                3.21              18.75      November 17, 2009    294,750       747,000
John A. Ingleman           25,000                3.21              18.75      November 17, 2009    294,750       747,000
Beatrice A. Graczyk        25,000                3.21              18.75      November 17, 2009    294,750       747,000
R. Scott Schaefer          25,000                3.21              18.75      November 17, 2009    294,750       747,000

------------------------------
(1) All such options are granted under the Company's 1996 Incentive Plan. Of the total number of such options granted to each Named Executive Officer, 5,330 are intended to be "incentive stock options" as that term is defined in
    Section 422 of the Internal Revenue Code of 1986, as amended, and the remainder are non-statutory stock options. Such options generally are not exercisable for one year after the date of grant. Such options become immediately exercisable, however, upon (a) death or disability of the holder, (b) a change of control (defined as certain changes in the Company's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company), or (c) cancellation of such options by the Committee, which administers the 1996 Incentive Plan, in the event of the proposed dissolution or liquidation of the Company or certain mergers, sales of corporate assets, statutory share exchanges or similar transactions. The holder is permitted to pay the exercise price and (if permitted by the Committee and subject to certain restrictions) any withholding taxes due upon exercise with either cash or shares of Common Stock.

(2) The exercise price of such options is not less than the Fair Market Value (as defined in the 1996 Incentive Plan) of a share of Common Stock at the time of grant.

(3) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the SEC, and is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                     OPTIONS AT FISCAL YEAR-END      IN-THE-MONEY OPTIONS AT
                        SHARES                                   (#)                 FISCAL YEAR-END ($) (2)
                     ACQUIRED ON    VALUE REALIZED   ---------------------------   ---------------------------
       NAME          EXERCISE (#)      ($) (1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------  ------------   --------------   -----------   -------------   -----------   -------------
Wayne M. Fortun         --               --            584,170        60,000        5,191,618       288,780
Richard J. Penn         --               --            109,710        25,000          516,050       120,325
John A. Ingleman        --               --             92,330        25,000          867,440       120,325
Beatrice A. Graczyk     --               --             57,340        25,000          270,608       120,325
R. Scott Schaefer       --               --             51,710        25,000          158,517       120,325

------------------------------
(1) Market value of underlying securities on date of exercise minus the exercise price.

(2) Market value of underlying securities at fiscal year-end minus the exercise price.

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing, for a period of five fiscal years ended September 24, 2000, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the S&P 500 Index and an index of a group of peer companies selected by the Company (the "Peer Composite Index"). The comparison of total shareholder returns assumes that $100 was invested on September 24, 1995 in each of the Company, the S&P 500 Index and the Peer Composite Index, and that dividends were reinvested when and as paid. The companies in the peer group are Adaptec Incorporated, Cirrus Logic Incorporated, Komag Incorporated and Read-Rite Corporation. The peer group used in the Company's 1999 Proxy Statement included Applied Magnetics Corporation ("ACM"), which filed for bankruptcy in 2000 and whose stock is no longer traded on the Nasdaq National Market. The Company has replaced ACM with Read-Rite Corporation in its peer group. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the Peer Composite Index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated.

                                                  HUTCHINSON TECHNOLOGY          PEER COMPOSITE               S&P 500 INDEX
                                                  ---------------------          --------------               -------------
1995                                                     100.00                      100.00                      100.00
1996                                                      55.51                       60.24                      117.96
1997                                                     146.69                       63.20                      162.48
1998                                                      79.14                       15.39                      179.59
1999                                                     122.98                       35.90                      219.58
2000                                                     103.95                       41.75                      249.04

                            HTI'S FISCAL YEAR ENDING

-------------------------------------------------------------------------------------------------------
                                           1995      1996      1997      1998      1999      2000
-------------------------------------------------------------------------------------------------------
    Hutchinson Technology                 $100.00   $ 55.51   $146.69   $ 79.14   $122.98   $103.95
-------------------------------------------------------------------------------------------------------
    Peer Composite                         100.00     60.24     63.20     15.39     35.90     41.75
-------------------------------------------------------------------------------------------------------
    S&P 500 Index                          100.00    117.96    162.48    179.59    219.58    249.04
-------------------------------------------------------------------------------------------------------

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder require directors and certain officers of the Company and persons who own more than ten percent of the Company's Common Stock to file reports of their ownership of the Company's Common Stock and changes in such ownership with the SEC. To the Company's knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to fiscal year 2000, all required reports were filed on a timely basis during fiscal year 2000.

           RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP, independent public accountants, has been the auditors for the Company since 1979. The Board of Directors again has selected Arthur Andersen LLP to serve as the Company's independent public accountants for the fiscal year ending September 30, 2001, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending September 30, 2001.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                                    GENERAL

     The 2000 Annual Report and the Annual Report on Form 10-K of the Company for the fiscal year 2000, including financial statements, are being mailed with this Proxy Statement.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the Proxies solicited by the Board of Directors will be voted by the Proxies named therein in accordance with their best judgment.

     The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     SHAREHOLDERS WHO WISH TO OBTAIN AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, TO BE FILED WITH THE SEC FOR THE FISCAL YEAR ENDED SEPTEMBER 24, 2000, MAY DO SO WITHOUT CHARGE BY WRITING TO JOHN A. INGLEMAN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, AT THE COMPANY'S OFFICES, 40 WEST HIGHLAND PARK, HUTCHINSON, MINNESOTA 55350.

                                          By Order of the Board of Directors,

                                          /s/ John A. Ingleman

                                          John A. Ingleman
                                          Secretary

Dated: December 20, 2000

                                                                      APPENDIX A

                       HUTCHINSON TECHNOLOGY INCORPORATED
                            AUDIT COMMITTEE CHARTER

PREAMBLE

     There shall be an Audit Committee of the Board of Directors (the "Board") of Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"). The Committee's role shall be one of oversight of the Company's management and the Company's outside auditors in regard to the Company's financial reporting and the Company's controls respecting accounting and risk of material loss.

ORGANIZATION AND COMPOSITION

     The Committee shall consist of at least three directors appointed by the Company's Board. Each director appointed to the Committee shall:

          a) not be disqualified from being an "independent director" within the meaning of Rule 4200 of the NASD Manual, and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment; and

          b) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. (If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee.)

     At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

THE COMPANY'S FINANCIAL REPORTING AND RELATED RESPONSIBILITIES

     The Board of the Company recognizes that the preparation and reporting of the Company's financial statements and other financial information is the responsibility of the Company's management. It also recognizes that the auditing and rendering an opinion on, and the conducting independent limited reviews of, the Company's periodic financial statements and other financial information, and the auditing activities incident thereto, are the responsibility of the Company's outside auditors.

     Since the Company's management and its outside auditors, in the exercise of their responsibilities, acquire greater and more detailed information about the Company and its financial affairs than, and have other expertise beyond that of, the Committee members, the Committee's function is one of oversight. The Committee is not responsible for any assurances, verifications or expert opinion respecting either the Company's financial statements and other financial information, or the work of the Company's outside auditors (including such auditors' annual audit or limited reviews).

     The Board of the Company also recognizes that the Company's outside auditors are ultimately accountable to the Board and the Committee, which have the authority and responsibility to select, evaluate and where appropriate replace the outside auditors, and, if applicable, to nominate the outside auditors for shareholder approval in any proxy statement.

COMMITTEE FUNCTIONS

     In carrying out its oversight function, the Committee:

          a) shall review and reassess annually the adequacy of the Audit Committee Charter;

          b) shall require that the Company's outside auditors provide the Committee with a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1, and actively discuss with the outside auditors their independence, and any disclosed relationships or services which may impact their objectivity or independence;

          c) shall take, or recommend that the full Board take, appropriate action to oversee independence of the outside auditors, and shall have the authority to remove and replace, and where applicable nominate to the shareholders the outside auditors;

          d) shall prepare and sign annually a Committee Report, based upon the review and discussions of the Company's audited financial statements that are to be included in the Company's Form 10-K with the outside auditors and management, as to whether the Committee recommends to the Board that such audited financial statements be included in the Company's Form 10-K for filing with the Securities and Exchange Commission. The Committee, in connection with such a Report, shall:

        - review and discuss the audited financial statements with management;

        - review and discuss with the outside auditors the items required by Statement on Auditing Standards No. 61; and

        - receive the written disclosures and letter from the outside auditors as required by ISBS No. 1;

          e) shall, in connection with the Company's interim financial reporting, be available to meet and confer with management and/or the Company's outside auditors in respect to any report required to be made by such outside auditors to the audit committee in accordance with Statement on Auditing Standards No. 71 or in accordance with the terms of such outside auditors' engagement;

          f) shall from time to time assure its ability to meet with the Company's outside auditors and internal auditor outside the presence of other management personnel of the Company;

          g) is entitled to rely on information, opinions, reports or statements prepared or presented by one or more officers of the Company whom the Committee reasonably believes to be reliable and competent in the matters presented, or by the Company's outside auditors or other experts as to matters the Committee reasonably believes are within such auditor's or other expert's professional or expert competence;

          h) may retain at Company expense counsel, auditors or other experts of its choosing; and

          i) may conduct at Company expense any investigation deemed appropriate, with full access to all Company books, records, facilities, personnel and outside advisors.

                       HUTCHINSON TECHNOLOGY INCORPORATED

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 31, 2001






HUTCHINSON TECHNOLOGY INCORPORATED                                         PROXY
--------------------------------------------------------------------------------
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS - JANUARY 31, 2001

The undersigned, revoking any proxy heretofore given, hereby appoints Jeffrey W. Green, Wayne M. Fortun and W. Thomas Brunberg, and each of them, as Proxies, each with full power of substitution, for and in the name of the undersigned to vote, as designated on the reverse side hereof, all the shares of Common Stock of Hutchinson Technology Incorporated registered in the name of the undersigned at the close of business on December 14, 2000 upon the following matters more fully described in the Notice of and Proxy Statement for the Annual Meeting of Shareholders to be held on January 31, 2001 and at any adjournment thereof.



                            (Continued on other side)

THERE ARE THREE WAYS TO VOTE YOUR PROXY                         COMPANY #
                                                                CONTROL #

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (noon) ET on January 30, 2001.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
-   Follow the simple instructions provided.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/HTCH/

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (noon) CT on January 30, 2001.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.
-   Follow the simple instructions provided.

VOTE BY MAIL -- IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

-   Mark, sign and date your proxy card.
- Return it in the enclosed postage-paid envelope or return it to Hutchinson Technology Incorporated, c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.

You may change your vote or revoke your proxy at any time before the Annual Meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you have voted by telephone or via Internet, you may change your vote by calling the toll free number again and following the instructions or signing on to the website and following the prompts. If you attend the Annual Meeting in person, you may revoke the proxy and vote in person at that time if you so desire.


                            -- Please detach here --


THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BELOW, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. Election of Directors:     01 W. Thomas Brunberg     05 Russell Huffer       [ ] FOR all nominees   [ ] WITHHOLD AUTHORITY
                              02 Archibald Cox, Jr.     06 Steven E. Landsburg      (except as marked      to vote for all nominees
                              03 Wayne M. Fortun        07 William T. Monahan       to the contrary        listed at left
                              04 Jeffrey W. Green       08 Richard B. Solum

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,         ___________________________________________________
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                ___________________________________________________



2. Ratification of the appointment of Arthur Andersen LLP as independent public
accountants for the 2001 fiscal year.                                           [ ] For        [ ] Against     [ ] Abstain

3. ANY OTHER BUSINESS WHICH MAY PROPERLY BE CONSIDERED AND ACTED UPON AT SAID MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box     [ ]
Indicate changes below:

                                                  Date _________________________

                                                  ______________________________

                                                  ______________________________


                                                  Signature(s) in Box

                                                  Please sign exactly as your
                                                  name(s) appear on proxy.
                                                  Jointly owned shares will be
                                                  voted as directed if one owner
                                                  signs unless another owner
                                                  instructs to the contrary, in
                                                  which case the shares will not
                                                  be voted.

                                                  When signing as attorney,
                                                  executor, administrator,
                                                  guardian, custodian or
                                                  corporate official, sign name
                                                  and title.